Exhibit 10.64

AMENDMENT NO. 1 TO
AMYLIN PHARMACEUTICALS, INC.
CHANGE IN CONTROL EMPLOYEE
SEVERANCE BENEFIT PLAN

The Amylin Pharmaceuticals, Inc. Change in Control Employee Severance Benefit Plan (the “Plan”) is hereby amended as follows, effective as of September 17, 2003:

1.                                      The last sentence of Section 1 of the Plan is hereby amended and restated in its entirety to be as follows:

“The Plan was approved by the Compensation Committee of the Board of Directors of the Company effective February 8, 2001, and amended by the Board of Directors of the Company effective September 17, 2003.”

2.                                      Clause (ii) in Section 2(d) of the Plan, which is part of the Plan’s definition of “Change in Control,” is hereby amended and restated in its entirety to be as follows:

“(ii) there is consummated a sale or other disposition of all or substantially all of the assets of the Company (other than a sale to an entity where at least 50% of the combined voting power of the voting securities of such entity are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale);”

3.                                      Section 7 of the Plan is hereby amended and restated in its entirety to be as follows:

“SECTION 7.  CLAIMS, INQUIRIES AND APPEALS

(a)                                  Applications for Benefits and Inquiries.  Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative).  The Plan Administrator is:

Amylin Pharmaceuticals, Inc.

9360 Towne Centre Drive

San Diego, California 92121

(b)                                  Denial of Claims.  In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial.  Any electronic notice will comply with the regulations of the U.S. Department of Labor.  The written notice of denial will be set forth in a manner designed to be understood by the employee and will include the following:

(i)                                    the specific reason or reasons for the denial;

(ii)                                references to the specific Plan provisions upon which the denial is based;

(iii)                            a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(iv)                               an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under section 502(a) of ERISA following a denial on review of the claim, as described in Section 7(d) below.

This written notice will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application.  If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c)                                  Request for a Review.  Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan’s Review Panel within sixty (60) days after the application is denied.  The Review Panel shall be comprised of two (2) or more persons to be appointed by the Company.  A request for a review shall be in writing and shall be addressed to:

Review Panel

Change in Control Employee Severance Benefit Plan

Amylin Pharmaceuticals, Inc.

9360 Towne Centre Drive

San Diego, California 92121

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent.  The applicant (or his or her representative) shall have the opportunity to submit (or the Review Panel may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim.  The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim.  The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)                                  Decision on Review.  The Review Panel will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review.  If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period.  This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review.  The Review Panel will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor.  In the event that the Review Panel confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(i)                                    the specific reason or reasons for the denial;

(ii)                                references to the specific Plan provisions upon which the denial is based;

(iii)                            a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(iv)                               a statement of the applicant’s right to bring a civil action under section 502(a) of ERISA.

(e)                                  Rules and Procedures.  The Plan Administrator and/or the Review Panel may establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims.  The Review Panel may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f)                                    Exhaustion of Remedies.  No legal action for benefits under the Plan may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described by Section 7(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 7(c) above, and (iv) has been notified in writing that the Plan Administrator has denied the appeal.  Notwithstanding the foregoing, if the Plan Administrator and/or Review Panel, as the case may be, does not respond to a Participant’s claim or appeal within the relevant time limits specified in this Section 7, the Participant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.”

4.                                      Section 10 of the Plan is hereby amended and restated in its entirety to be as follows:

“The Company reserves the right to amend or terminate this Plan at any time; provided, however, that this Plan may not be amended or terminated within 90 days prior to or at any time following the occurrence of a Change in Control.  In the event that the Company has not terminated this Plan prior to December 31, 2003, this Plan shall thereafter remain in effect for successive two-year periods beginning January 1, 2004 until the Board elects that the then-current two-year period shall be the final effective period for this Plan by a duly adopted resolution effected at least 90 days prior to the expiration of that two-year period; provided, however, that no such election shall be given any effect in the event that a Change in Control has occurred or occurs prior to the expiration of that two-year period.”

5.                                      The sentence following the caption “Agent for the Service of Legal Process” in Section 14 of the Plan is hereby amended and restated to be as follows:

“The Plan’s agent for service of legal process is:  General Counsel, Amylin Pharmaceuticals, Inc., 9360 Towne Centre Drive, San Diego, CA 92121.”